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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ENGINEERS


As independent petroleum engineers, Williamson Petroleum Consultants, Inc. (Williamson), hereby consents to the incorporation by reference to Williamson and our evaluation entitled, "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Major-Value Properties in the United States Effective December 31, 1999 for Disclosure to the Securities and Exchange Commission Utilizing Aries Software Williamson Project 9.8764" dated March 22, 2000 in the Chesapeake Energy Corporation Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about July 7, 2000. Williamson also consents to the reference to us as experts under the heading "Experts" in such Registration Statement.





                                      /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
July 6, 2000